    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 1998

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ---------------

                         INTERNATIONAL HOME FOODS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                       13-3377322
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

                              1633 LITTLETON ROAD
                         PARSIPPANY, NEW JERSEY  07054
          (Address of principal executive offices, including zip code)

                               ---------------

                         INTERNATIONAL HOME FOODS, INC.
                             1997 STOCK OPTION PLAN
                            (Full title of the plan)

                              C. DEAN METROPOULOS
                            CHIEF EXECUTIVE OFFICER
                         INTERNATIONAL HOME FOODS, INC.
                              1633 LITTLETON ROAD
                         PARSIPPANY, NEW JERSEY  07054
                                 (973) 359-9920
           (Name, address and telephone number of agent for service)

                                    copy to:
                                A. WINSTON OXLEY
                             VINSON & ELKINS L.L.P.
                           3700 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                              DALLAS, TEXAS  75201
                                 (214) 220-7891

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                         Proposed             Proposed
      Title of securities         Amount to be       maximum offering      maximum aggregate      Amount of
        to be registered           registered        price per unit (1)    offering price(1)   registration fee
----------------------------------------------------------------------------------------------------------------

 Common Stock, $0.01 par
 value per share . . . . . . .     5,000,000 (2)    $ 17.8125            $ 89,062,500       $ 26,274
----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 and based on the average of the high and low prices reported on the New York Stock Exchange on August 21, 1998.
(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on, the securities covered by this Registration Statement.



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
         The contents of the registration statement on Form S-8, File No. 333-43297, of International Home Foods, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission on December 24, 1997, other than the contents of Item 3 contained therein, are hereby incorporated by reference.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed with the Securities and Exchange Commission (the "Commission") by International Home Foods, Inc., a Delaware corporation (the "Company"), and are incorporated herein by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") on March 31, 1998;

         (b) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997, filed with the Commission pursuant to the Exchange Act on July 27, 1998;

         (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, filed with the Commission pursuant to the Exchange Act on May 15, 1998;

         (d) The Company's Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 1998, filed with the Commission pursuant to the Exchange Act on July 27, 1998;

         (e) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998, filed with the Commission pursuant to the Exchange Act on August 14, 1998;

         (f) The Company's Current report on Form 8-K filed with the Commission pursuant to the Exchange Act on March 16, 1998;

         (g) The Company's Current Report on Form 8-K for the period ended April 13, 1998, filed with the Commission pursuant to the Exchange Act on April 20, 1998; and

         (h) The description of the Company's Common Stock, $0.01 par value per share, contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act on October 27, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold, or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to International Home Foods, Inc., 1633 Littleton Road, Parsippany, New Jersey 07054, Attention: Secretary (973) 359-9920.




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
ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

         4.1     --       International Home Foods, Inc. 1997 Stock Option Plan
                          (Incorporated by reference to exhibit 10.3 of the Company's registration statement on Form S-1, Commission File No. 333-36249).

         4.2     --       First Amendment to the International Home Foods, Inc.
                          1997 Stock Option Plan.

         5.1     --       Opinion of Vinson & Elkins L.L.P.

         23.1    --       Consent of PricewaterhouseCoopers LLP

         23.2    --       Consent of Arthur Andersen LLP

         23.3    --       Consent of Vinson & Elkins L.L.P. (included as part
                          of Exhibit 5.1)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on the 12th day of June, 1998.

                             INTERNATIONAL HOME FOODS, INC

                             By: /s/ C. Dean Metropoulos
                                ------------------------------------------------
                                 C. Dean Metropoulos,
                                 Chairman of the Board and Chief Executive
                                 Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                                      Capacity                        Date
          ---------                                      --------                        ----


        /s/ C. Dean Metropoulos                 Chairman of the Board and           August 20, 1998
------------------------------------------       Chief Executive Officer
        C. Dean Metropoulos                    (Principal Executive Officer)


        /s/ N.Michael Dion                        Chief Financial Officer           August 20, 1998
------------------------------------------  (Principal Financial and Accounting
        N. Michael Dion                                   Officer)

        /s/ Thomas O. Hicks                              Director                   August 20, 1998
------------------------------------------
        Thomas O. Hicks


        /s/ L. Hollis Jones                              Director                   August 20, 1998
------------------------------------------
        L. Hollis Jones


        /s/ Michael J. Levitt                            Director                   August 20, 1998
------------------------------------------
        Michael J. Levitt


        /s/ M. L. Lowenkron                              Director                   August 20, 1998
------------------------------------------
        M. L. Lowenkron

        /s/ Alan B. Menkes                               Director                   August 20, 1998
------------------------------------------
        Alan B. Menkes


        /s/ John R. Muse                                 Director                   August 20, 1998
------------------------------------------
        John R. Muse


        /s/ Roger T. Staubach                            Director                   August 20, 1998
------------------------------------------
        Roger T. Staubach


        /s/ Charles W. Tate                              Director                   August 20, 1998
------------------------------------------
        Charles W. Tate

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                              DESCRIPTION
-------                                             -----------

  4.1      --      International Home Foods, Inc. 1997 Stock Option Plan (Incorporated by reference to exhibit 10.3 of the Company's registration statement on Form S-1, Commission File No.
                   333-36249).

  4.2      --      First Amendment to the International Home Foods, Inc. 1997 Stock Option Plan.

  5.1      --      Opinion of Vinson & Elkins L.L.P.

  23.1     --      Consent of PricewaterhouseCoopers LLP

  23.2     --      Consent of Arthur Andersen LLP

  23.3     --      Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1)